Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	13-1872319
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

190 Carondelet Plaza, Suite 1530, Clayton, MO	63105
(Address of Principal Executive Offices)	(Zip Code)

OLIN CORPORATION CONTRIBUTING EMPLOYEE OWNERSHIP PLAN
(Full title of the plan)

G. H. Pain
Senior Vice President, General Counsel and Secretary
Olin Corporation
190 Carondelet Plaza, Suite 1530
Clayton, Missouri 63105
(Name and address of agent for service)

314-480-1400
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[x]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[ ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock (par value $1.00 per share)	4,000,000(1)	$12.847	$51,388,000.00	$5,175.00

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the Plan, as well as any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend or stock split or as the result of other anti-dilution provisions in the Plan.

(2) Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(c) and (h), based upon the average of the high and low prices reported for the Common Stock on February 10, 2016, on the New York Stock Exchange consolidated reporting system.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE

Olin Corporation (“Company”) has prepared this Registration Statement (the “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 4,000,000 shares of Common Stock, which will be issued in accordance with our Contributing Employee Ownership Plan (“Plan”).

INCORPORATION OF CONTENTS OF REGISTRATION
STATEMENT BY REFERENCE

The Company filed a registration statement on Form S-8 (File No. 333-176432) with the Securities and Exchange Commission (“SEC”) covering the registration of 3,000,000 shares for issuance under the Plan. Pursuant to General Instruction E of Form S-8 and Rule 429, this Registration Statement is being filed to register an additional 4,000,000 shares pursuant to the Plan. The contents of the prior registration statement (File No. 333-176432) are incorporated herein by reference.

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

(b)	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015, June 30, 2015 and September 30, 2015;

(c)
Our Current Reports on Form 8-K filed with the Securities and Exchange Commission on March 27, 2015, April 29, 2015, June 16, 2015, June 24, 2015, June 29, 2015, July 6, 2015, August 3, 2015, August 17, 2015, August 25, 2015, September 2, 2015, September 15, 2015, September 28, 2015, October 5, 2015, October 29, 2015 and November 9, 2015;

(d)	The Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2014; and

(e)	The description of our Common Stock contained in Amendment No. 4 to Olin’s Registration Statement on Form S-4 filed on September 2, 2015 (Registration No. 333-203990).

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this registration statement until this offering is completed, which documents shall be deemed to be incorporated herein from the date of filing of such documents:

—	reports filed under Section 13(a) and (c) of the Securities Exchange Act of 1934;

—	definitive proxy or information statements filed under Section 14 of the Securities Exchange Act of 1934 in connection with any subsequent stockholders’ meeting; and

—	any reports filed under Section 15(d) of the Securities Exchange Act of 1934.

Item 8. EXHIBITS

The Exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Index is incorporated herein by reference.

SIGNATURES

Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on February 16, 2016.

OLIN CORPORATION
By:	/s/ George H. Pain
	Name:	George H. Pain
	Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

We the undersigned officers and directors of Olin Corporation, hereby severally constitute and appoint Joseph D. Rupp, George H. Pain, and John E. Fischer, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Joseph D. Rupp Joseph D. Rupp	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	February 16, 2016
/s/ Todd A. Slater Todd A. Slater	Vice President and Chief Financial Officer (Principal Financial Officer)	February 16, 2016
/s/ Randee N. Sumner Randee N. Sumner	Vice President and Controller (Principal Accounting Officer)	February 16, 2016
/s/ Gray G. Benoist Gray G. Benoist	Director	February 16, 2016
/s/ Donald W. Bogus Donald W. Bogus	Director	February 16, 2016
/s/ C. Robert Bunch C. Robert Bunch	Director	February 16, 2016
/s/ Randall W. Larrimore Randall W. Larrimore	Director	February 16, 2016
/s/ John M.B. O’Connor John M.B. O’Connor	Director	February 16, 2016
/s/ Richard M. Rompala Richard M. Rompala	Director	February 16, 2016
/s/ Philip J. Schulz Philip J. Schulz	Director	February 16, 2016
/s/ Vincent J. Smith Vincent J. Smith	Director	February 16, 2016
/s/ William H. Weideman William H. Weideman	Director	February 16, 2016
/s/ Carol A. Williams Carol A. Williams	Director	February 16, 2016

Plan. Pursuant to the requirements of the Securities Act of 1933, the Olin Corporation Contributing Employee Ownership Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Clayton, State of Missouri, on this 16th day of February, 2016.

OLIN CORPORATION CONTRIBUTING
EMPLOYEE OWNERSHIP PLAN

By the Pension and CEOP Administrative Committee

/s/ Dolores J. Ennico
Dolores J. Ennico

/s/ Darlene M. Frye
Darlene M. Frye

/s/ Cynthia K. Fally
Cynthia K. Fally

/s/ Jennifer L. Pettinga
Jennifer L. Pettinga

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

5	Opinion of Counsel

23.1	Consent of KPMG LLP

23.2	Consent of Brown Smith Wallace LLC

23.3	Consent of EisnerAmper LLP

23.4	Consent of Counsel (contained in Exhibit 5)

24	Power of Attorney (included on signature page)

99.1	Olin Corporation Contributing Employee Ownership Plan Amended and Restated effective as of October 24, 2008, and as amended effective September 29, 2015